EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the "AGREEMENT"), dated June 24, 2016 ("Effective Date"), is entered into by and between DAIS ANALYTIC CORPORATION, a New York corporation, with its principal place of business located at 11552 Prosperous Drive, Odessa, Florida 33556 ("Debtor") and Patricia Tangredi, who resides at 10416 Pontofino Circle, Trinity, Florida 34655 ("Secured Party").

WHEREAS, Debtor is entering into this Agreement in connection with Debtor's promissory note to Secured Party in the original amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00) dated even date herewith ("Note"), the terms of which are incorporated herein by reference (as the same may from time to time be amended, modified, supplemented or restated by the mutual written agreement of the parties, the "Note");

WHEREAS, a condition precedent to the Note requires Debtor to execute and deliver this Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Debtor and Secured Party hereby agree as follows:

SECTION 1. DEFINITIONS

Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

1.1 "Account" means any "account" as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including, without limitation, under any trade name or division thereof) whether arising out of goods sold or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services by Debtor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Debtor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor (whether or not yet earned by performance on the part of Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

1.2 "Chattel Paper" means any "chattel paper", as such term is defined in Article 9 of the USS, now owned or hereafter acquires by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.3 "Closing Date" means the date hereof.

1.4 "Contracts" means all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents, or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

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1.5 "Copyrights" means all of the following now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

1.6 "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.7 "Documents" means any "documents," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.8 "Equipment" means any "equipment", as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

1.9 "Fixtures" means any "fixtures," as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, together with all right, title and interest of Debtor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all purchases of the security constituted thereby, immediately upon any acquisition or release thereof or any such purchase, as the case may be.

1.10 "General Intangibles" means any "general intangibles," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all rights (including but not limited to right of conveyance), title and interest which Debtor may now or hereafter have in or under any contract, all customer lists, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill, associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Article 9 of the UCC), rights, but not obligation, to sue for past, present and future infringement of Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

1.11 "Instrument" means any "instrument," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.12 "Intellectual Property" means all Trademarks, Patents, Copyrights, service marks, tradenames, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

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1.13 "Inventory" means any "inventory," as such term is defined in Article 9 of the UCC, wherever located, now or hereafter owned or acquired by Debtor or in which Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Debtor or is held by Debtor or by others for Debtor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Debtor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

1.14 "License" means any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and any renewals or extensions thereof.

1.15 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

1.16 "Loan Documents" shall mean and include this Agreement, the Note, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

1.17 "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, prospects, assets or conditions (financial or otherwise) of Debtor that materially hinders the ability of Debtor to perform, or of Secured Party to enforce, the Secured Obligations.

1.18 "Maturity Date" means the, earlier of: (i) the date following the date of this Agreement upon which Debtor secures funds, regardless of source, equal to or exceeding, in the aggregate, One Million Dollars ($1,000,000) or (ii) October 31, 2016 ("Maturity Date").

1.19 "Merger" means a capital reorganization of the shares of the Debtor's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Debtor with or into another corporation whether or not the Debtor is the surviving corporation, or the sale of all or a significant portion of the Debtor's properties and/or assets to any other person or any other transaction or series of related transactions in which more than thirty percent (30%) of the voting power of Debtor is transferred to parties that were not existing holders of the Debtor's capital stock immediately prior to such transaction.

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1.20 "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.21 "Patents" means all of the following now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest:(a) letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country;(b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

1.22 "Permitted Liens" means:(i) Liens in favor of Secured Party; or (ii) levies for taxes, fees, assessments or other governmental charges either not delinquent or being contested in good faith and for which Debtor maintains adequate reserves on its books in accordance with GAAP;(iii) Patent Licenses or sublicenses granted by Debtor prior to this Agreement or, with prior written approval of Secured Party, after the date of this Agreement and provided said Permitted Liens are granted in the ordinary course of Debtor's business.

1.23 "Proceeds" means "proceeds," as such term is defined in Article 9 of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.24 "Receivables" shall mean and include all of the Debtor's Accounts, Instruments, Documents, Chattel Paper and General Intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Secured Party hereunder.

1.25 "Secured Obligations" shall mean and include all principal, interest, fees, costs, penalties or other liabilities or obligations for monetary amounts owed by Debtor to Secured Party, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note, or any of the other Loan Documents, whether or not evidenced by any Note, Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated and all costs and expenses of the Secured Party incurred in the enforcement, collection, or otherwise in connection with any of the foregoing including, but not limited to, reasonable attorneys' fees and expenses.

1.26 "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

1.27 "Trademark" means any of the following now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest: (a) any and all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

1.28 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

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SECTION 2 - THE SECURED OBLIGATIONS

2.1 Secured Party agrees to lend to Debtor and Debtor to borrow from Secured Party One Hundred and Fifty Thousand and 00/100 Dollars ($150,000.00) ("Principal Amount") upon the terms and subject to the conditions contained in this Agreement. Said Secured Obligations shall be evidenced by a Note in the Principal Amount and shall bear interest at the rate of twelve percent (12%) per annum compounded daily. Except as provided in section 2.2 (a) below, notwithstanding any provision herein or in the Loan Documents, the minimum interest payable pursuant to the Note shall be Two Thousand Dollars ($2,000.00). The Note shall be due and payable, in one installment of principal and interest, on the Maturity Date. If the payment under the Note shall be payable on a day other than a business day then the payment shall be due and payable on the next succeeding business day.

2.2 (a) Notwithstanding any provision in this Agreement, the Note, or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Debtor actually pays Secured Party an amount of interest, chargeable on the total aggregate principal Secured Obligations of Debtor under this Agreement and the Note (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Debtor shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Secured Party's out of pocket costs, expenses, and professional fees which are owed by Debtor to Secured Party under this Agreement or any other Loan Document; and third, after all principal, costs, expenses, and professional fees owed by Debtor to Secured Party are repaid, the excess (if any) shall be refunded to Debtor, and the effective rate of interest will be automatically reduced to the Maximum Rate.

(b) In addition to all remedies afforded it under Section 9, upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and reasonable professional fees and all costs incurred by Secured Party with relation to the Secured Obligations, shall bear interest at a rate per annum equal to twenty percent (20.0%) per annum, compounded daily ("Default Rate").

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt, complete and indefeasible payment when due (whether at stated payment dates or otherwise) of all the Secured Obligations and in order to induce Secured Party to make the loan upon the terms and subject to the conditions of the Note, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party for security purposes only, and hereby grants to Secured Party a security interest in, all of Debtor's right, title and interest in, to and under each of the following, whether now or hereafter possessed by Debtor and wherever located (all of which being hereinafter collectively called the "Collateral"):

(a)	All Receivables;
(b)	All Equipment;
(c)	All Fixtures
(d)	All General Intangibles
(e)	All Inventory;
(f)

All other goods and personal property of Debtor whether tangible or intangible and whether now or hereafter owned or existing ,leased, consigned by or to, or acquired by, Debtor and wherever located; and

(g)

To the extent not otherwise included, all cash and non-cash Proceeds (including, but not limited to, insurance proceeds) and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

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SECTION 4. CONDITIONS PRECEDENT TO NOTE

The obligations of the Secured Party to make the loan contemplated by this Agreement are subject to the satisfaction by Debtor, or written prior waiver by Secured Party, of the following conditions:

4.1 Debtor, on or prior to the Closing Date, shall have delivered to Secured Party the following:

(a)	executed originals of this Agreement, and any other documents reasonably required by Secured Party to effectuate the Liens granted to Secured Party hereunder with respect to all Collateral; and
(b)	executed, original Note for the loan; and
(c)	certified copy of resolutions of Debtor's Board of Directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents; and
(d)	reimbursement of all costs incurred by Secured Party relating to this loan and perfecting a security interest in the Collateral.

4.2 Debtor shall have taken or caused to be taken such actions necessary or reasonably requested by Secured Party to grant Secured Party a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Secured Party of all appropriate financing statements, executed by Debtor, as to the Collateral granted by Debtor for all jurisdictions as may be reasonably necessary or desirable to perfect the security interest of Secured Party in such Collateral.

4.3 As of the Closing Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement.

4.4 Debtor shall have provided, in form satisfactory to the Secured Party, such information relating to the Debtor, including but not limited to business and financial information, as requested by the Secured Party and/or be reasonably relevant to this loan.

4.5 Debtor shall have complied with and performed all of the Debtor's covenants and obligations under the Loan Documents.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF DEBTOR The Debtor represents, warrants and agrees that:

5.1 Debtor owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens and has the full power and authority to, and does hereby grant and convey to the Secured Party, a valid perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements and Patent assignments in connection herewith as the Secured Party may reasonably request. Except for Permitted Liens, no other lien, security interest, adverse claim or encumbrance has been or will be created by Debtor or is known by Debtor to exist with respect to any Collateral.

5.2 Debtor is a corporation duly organized, legally existing and in good standing under the laws of the State of New York, and is duly qualified as a foreign corporation in all jurisdictions, including Florida, in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a Material Adverse Effect.

5.3 Debtor's execution, delivery and performance of the Note, this Agreement, and all other Loan Documents required to be delivered or executed in connection herewith have been duly authorized by all necessary corporate action of Debtor, the individual or individuals executing the Loan Documents on behalf of the Debtor were duly authorized to do so; and the Loan Documents constitute legal, valid and binding obligations of the Debtor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

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5.4 This Agreement, the Note and the other Loan Documents do not and will not violate any provisions of Debtor's Certificate of Incorporation, Bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Debtor is subject, or result in the creation or imposition of any Lien upon the Collateral, other than those created by this Agreement. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other person or entity. Other than has been disclosed in writing to Secured Party prior to execution of this Agreement, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Debtor, threatened against or affecting the Debtor or any business, property or rights of the Debtor. The Debtor is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a Material Adverse Effect.

5.5 No information, report or financial statements, filed by Debtor with Securities and Exchange Commission or furnished by or on behalf of the Debtor to the Secured Party in connection with this Agreement (the "Financial Statements"), contain or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

5.6 All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Debtor have been duly authorized and validly issued and are frilly paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and New York state securities laws.

5.7 Debtor has filed and will file all tax returns, federal, state and local, which it is required to file and for which no filing extension has been granted and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due.

5.8 The Debtor is not and will not default under or with respect to any contractual obligation owed by the Debtor. No Event of Default or event which, with the lapse of time and/or notice, would become an Event of Default (such event, a "Default") has occurred and is continuing. The Debtor is not a party to any contractual obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a lien (other than a Permitted Lien) on the Collateral of the Debtor.

5.9 Debtor has not committed to and will not use the proceeds of any loan or advance for payment of notes or other obligations created prior to the Effective Date of this Agreement without the prior written approval of Secured Party.

5.10 The location of Debtor's place of business is 11552 Prosperous Drive, Odessa, Florida 33556.Debtor covenants not to establish any new, or discontinue any existing, place of business or relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) without prior written consent of Secured Party.

5.11 To the best of Debtor's knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party.

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SECTION 6. INSURANCE AND INDEMNIFICATON

6.1 So long as there are any Secured Obligations outstanding, Debtor shall cause to be carried and maintained commercial general liability insurance against risks customarily insured against in Debtor's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding and upon the occurrence of any one or more Events of Default and during the continuance thereof; Debtor shall also cause to be carried and maintained insurance upon the Collateral and Debtor's business, covering casualty, hazard and such other property risks in amounts equal to the full replacement cost of the Collateral. Debtor shall deliver to Secured Party loss payable endorsements naming Secured Party as loss payee and additional insured. Debtor shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least sixty (60) days prior written notice by the underwriter or insurance 'company to Secured Party in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Secured Party.

6.2 Debtor shall and does hereby indemnify and hold Secured Party and agents harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of this Agreement, including in connection with the disposition or utilization of the Collateral, other than such claims arising out of or caused by Secured Party's gross negligence or willful misconduct.

6.3 Secured Party shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtor is required under this Agreement or any of the other Loan Documents to take but which Debtor fails to take, after ten (10) days notice to Debtor. Debtor shall reimburse and indemnify Secured Party for all such reasonable costs and expenses incurred in the exercise of this right.

SECTION 7. COVENANTS OF DEBTOR

Debtor covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

7.1 Debtor shall permit any authorized representative of Secured Party and its agents to inspect, examine and make copies of the records of Debtor at reasonable times during normal business hours. In addition, upon at least three (3) days prior notice such representative of Secured Party and its attorneys, and accountants shall have the right to meet with management and officers of Debtor to discuss the books and records. In addition, Debtor shall furnish to Secured Party the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

(a)

as soon as practicable and in any event within thirty (30) days after the end of each month: an internally prepared income statement, balance sheet, and cash flow statement, (including notes detailing the commencement of any material litigation by or against Debtor), an accounts receivable aging and an accounts payable aging each certified by Debtor to be true and correct in all material respects;

(b)

as soon as practicable (and in any event within ninety (90) days) after the end of any fiscal year in which the loan is outstanding, audited Financial Statements, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Debtor;

(c)	coincident with sending thereof copies of any financial statements or reports which Debtor has made available to its shareholders and/or any governmental authority.

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7.2 Debtor will from time to time execute, deliver and file, alone or with Secured Party, any financing statements, security agreements or other documents; procure any instruments or documents as may be reasonably requested by Secured Party; and take all further action that may be reasonably necessary, or that Secured Party may reasonably request, to confirm, perfect, preserve and protect the Collateral and the security interests intended to be granted hereby. Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security agreement. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, in the name of Debtor or otherwise, from time to time in Secured Party's discretion and at Debtor's expense, to take any action and to execute, deliver and record any instruments or documents which Secured Party may deem necessary or advisable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral including, without limitation, financing or continuation statements under the Uniform Commercial Code, and amendments thereto. Secured Party shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct.

7.3 Debtor shall diligently protect and defend Debtor's title as well as the interest of the Secured Party against all persons claiming any interest adverse to Debtor or Secured Party and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Secured Party, or any liens arising by operation of law with respect to any obligations not yet overdue or any other liens consented to in writing by Secured Party, or relating to Permitted Liens) and shall give Secured Party prompt written notice thereof.

7.4 Without Secured Party's prior written consent, Debtor shall not, except as permitted in relation to Permitted Liens, (a) grant any material and unnecessary extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than reasonable trade discounts granted in the ordinary course of business, of Debtor.

7.5 Debtor shall maintain and protect its properties and assets, including without limitation, its Equipment and Fixtures, in good order and working repair and condition and promptly cause to be made all necessary or advisable repairs, renewals and replacements thereto in accordance with prudent industry practices.Debtor shall not relocate any item of the Collateral (other than sale of inventory in the ordinary course of business) without prior written consent of Secured Party.

7.6 Debtor shall not merge with and into any other entity, sell any stock other than under its current employee stock option plans, issue any debt instruments, sell or convey or lease any or all of its Intellectual property or sell, convey or lease any of its assets to any other person or entity without notifying Secured Party a minimum of ten (10) days prior to the closing date and securing Secured Party's consent. In the event Secured Party does not consent to any such sale, lease, issuance or conveyance the parties agree Debtor shall prepay the Note in accordance with Section 2.1 hereof at the time of or prior to undertaking any such actions.

7.7 Upon the request of Secured Party, Debtor shall, during business hours, make the Inventory and Equipment available to Secured Party for inspection at the place where it is normally located and shall make Debtor's log and maintenance records pertaining to the Inventory and Equipment available to Secured Party for inspection. Debtor shall take all action reasonably necessary to maintain such logs and maintenance records in a materially correct and complete fashion.

7.8 Debtor shall not, without the prior written consent of Secured Party declare or pay any cash dividend or make a distribution on any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment or transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any assets of Debtor other than inventory sold in the normal course of business.

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7.9 Debtor covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Debtor, Secured Party or the Collateral or upon Debtor's ownership, possession, use, operation or disposition thereof or upon Debtor's rents, receipts or earnings arising therefrom. Debtor shall file on or before the due date therefore all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Debtor may contest, in good faith and by appropriate proceedings, taxes for which Debtor maintains adequate reserves therefore.

7.10 Debtor shall not grant, without Secured Party's prior written consent, a Lien on, hypothecate or otherwise encumber any of the Collateral other than Permitted Liens. Debtor shall immediately notify Secured Party in writing of any Default of Event of Default. Debtor shall cause to be promptly delivered to the Secured Party copies of all written notices, and notice of any oral notices, received by the Debtor with respect to any part of the Collateral.

7.11 Debtor will, within 5 days of a request, provide the Secured Party with such other information respecting condition or operations, financial or otherwise, of the Debtor as the Secured Party may from time to time reasonably request.

7.12 Debtor will, within 5 days after the commencement thereof, give Secured Party notice of all actions, suits and proceedings before any domestic or foreign governmental authority or arbitrator, affecting the Debtor, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect. Debtor will, within two business days, after Debtor becomes aware of the existence of (i) any breach or non-performance of, or any default under, any contractual obligation which is material to the financial condition of the Debtor, or (ii) any event, development or other circumstances which has any reasonable likelihood of causing of resulting in a Material Adverse Effect, give Secured Party written notice in reasonable detail specifying the nature of the breach, non-performance, default, event, development or circumstance, including without limitation, the anticipated effect thereof; provided that no notice is required for events that have been reported in periodic reports filed with the U.S. Securities and Exchange Commission before the execution of the Loan Documents.

7.13 Debtor shall do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights and permits necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; conduct business and enter into transactions only in the ordinary course, consistent with past practice.

7.14 Debtor shall not guarantee, endorse or become contingently liable for the obligations of any person or entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

7.15 Debtor shall use its best efforts to register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and in similar institutions in foreign countries when applicable, all Intellectual Property rights developed or acquired by Debtor prior to the sale or licensing of any product to which said rights relate (including without limitation revisions or additions to the Intellectual Property rights existing as of the Effective Date of this Agreement).

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SECTION 8. DEFAULT

The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note and other Loan Documents:

8.1 Debtor defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note or any of the other Loan Documents unless Secured Party has given Debtor prior written consent extending the period for any such payment whereupon an Event of Default shall occur if any such payment is not made on or before the due date stated in the consent; or

8.2 Debtor fails to (i) perform or abide by any term, covenant or agreement contained in Section 7 herein; or (ii) perform any other term, covenant, agreement or Secured Obligation contained herein or in any Loan Document; or

8.3 Any representation or warranty made herein by Debtor shall prove to have been false or misleading in any material respect on the date it was made; or

8.4 Debtor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or Debtor is reasonably determined by Secured Party to be unable to pay Debtor's debts when due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, bankruptcy liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, or liquidator of Debtor; or Debtor or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Debtor; or

8.5 Thirty (30) days shall have expired after the commencement of an action against Debtor seeking (i) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like, or (iii) similar relief in respect of the Debtor under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Debtor being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Debtor shall file any answer admitting or not contesting the material allegations of a petition filed against Debtor in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

8.6 The occurrence of any payment default under any lease or other promissory note or agreement for borrowed money or obligation of Debtor, including interest or premium, thereon which remains uncured for more than ten calendar (10) days after Debtor receives written notification of default or the Debtor shall default in the performance or observance of any obligation or condition with respect to such indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without regard to any required notice or lapse of time) the Secured Party or Secured Parties thereof, or any trustee or agent for such Secured Parties, to accelerate the maturity of any such indebtedness, or any such indebtedness shall become or be declared to be due and payable; or

8.7 There shall remain in force, undischarged, unbonded, or unstayed, for more than five (5) days, any final judgment against the Debtor that, with other outstanding final judgments, undischarged, against the Debtor; or

8.8 Any material provision of this Agreement shall for any reason cease to be valid and binding on the Debtor or the Debtor shall so state in writing; or this Agreement shall for any reason cease to create a valid lien on the Collateral purported to be covered thereby, or such lien shall cease to be a perfected and first priority lien with respect to the Collateral, or the Debtor shall so state in writing.

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SECTION 9. REMEDIES

9.1 Upon the occurrence of any one or more Events of Default and during the continuance thereof, Secured Party, at its option, may declare the Note and all other Secured Obligations to be accelerated and immediately due and payable without presentment, demand, protest or further notice or act of any kind, all of which are expressly waived by the Debtor (except for the occurrence of an Event of Default specified in Sections 8.4 or 8.5 whereupon the Note and all of the other Secured Obligations shall automatically be accelerated and made immediately due and payable without presentment, demand, protest or any notice or act of any kind, all of which are hereby expressly waived by the Debtor) and shall thereafter bear interest at the Default Rate set forth in Section 2.2(b) of this Agreement.

9.2 In addition to the remedies set forth in this Agreement, the Secured Party shall have (1) all the rights and remedies of a secured party under the Uniform Commercial Code, and (ii) the right to offset any amounts otherwise payable from the Secured Party to the Debtor. The Debtor further waives and agrees not to assert any rights or privileges it may acquire under the Uniform Commercial Code and the Debtor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral is insufficient to pay all amounts to which the Secured Party is entitled.

9.3 Secured Party may exercise any or all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold, license or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. Subject to any applicable requirements of the UCC, after any one or more Events of Default have occurred Secured Party may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease, use or otherwise dispose of any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Debtor agrees that any such public or private sale may occur upon ten (10) calendar days prior written notice to Debtor. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place Secured Party designates.

9.4 The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Secured Party in the following order of priorities:

(a)

First, to Secured Party in an amount sufficient to pay in full all of Secured Party's reasonable costs, losses, fees, liabilities, expenses, (including but not limited to reasonable compensation to Secured Party for efforts expended),professional and advisors' fees and expenses incurred with relation to or arising from this Agreement;

(b)	Second, to Secured Party in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Secured Party may choose in its sole discretion; and
(c)	Finally, upon payment in full of all of the Secured Obligations, to Debtor or its representatives or as a court of competent jurisdiction may direct.

9.5 Debtor agrees to use Debtor's best efforts to obtain all approvals, authorizations, consents and licenses as well as to provide any regulatory notices required by, any federal, state, or local regulatory agency or governmental body with jurisdiction thereof in connection with any foreclosure with respect to the Collateral or subsequent sale or other disposition of any or all of the Collateral, and, to the extent not otherwise unlawful, to deal with the Collateral in a manner consistent with the best interests of the Secured Party, including selling the Collateral at the request of the Secured Party to any person authorized to purchase Collateral under the terms of this Agreement.

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SECTION 10. MISCELLANEOUS

10. 1 This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Secured Party has executed a written termination statement (which Secured Party shall promptly execute after full payment of the Secured Obligations hereunder), reassigning to Debtor, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Debtor. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The use of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Secured Party.

10.2 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.3 Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon (i) the third calendar day after deposit in the United States mails postage prepaid, registered or certified mail, return receipt requested, or (ii) the second calendar day after deposit with a reputable overnight courier with receipt confirmation and shall be addressed to the party to be notified as follows of such other address as each party may designate for itself by like notice :

(a)  IF TO SECURED PARTY:

Patricia Tangredi

10416 Pontofino Circle

Trinity, Florida 34655

(b) IF TO DEBTOR:

Dais Analytic Corporation
11552 Prosperous Drive
Odessa, Florida 33556

10.4 This Agreement, the Note, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. None of the terms of this Agreement, the Note or any of the other Loan Documents may be amended except by a written instrument executed by each of the parties hereto.

10.5 The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof. This Agreement shall not be construed or interpreted in favor of or against any Party by virtue of the identity of its preparer. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a signed printed copy will be deemed to be execution and delivery of this Agreement as of the date of such delivery.

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10.6 The powers conferred upon Secured Party by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. No omission, or delay, by Secured Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Debtor at any time designated, shall be a waiver of any such right or remedy to which Secured Party is entitled, nor shall it in any way affect the right of Secured Party to enforce such provisions thereafter.

10.7 All agreements, representations, covenants and warranties contained in this Agreement, the Note and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Secured Party and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

10.8 The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Debtor and its permitted assigns (if any). Debtor shall not assign its obligations under this Agreement, the Note or any of the other Loan Documents without Secured Party's express written consent, and any such attempted assignment without consent shall be void and of no effect. Secured Party may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Debtor, and all of such rights shall inure to the benefit of Secured Party's successors and assigns.

10.9 Debtor agrees to pay, and to save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

10.10. THE PARTIES AGREE THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE BREACH THEREOF MAY, AT SECURED PARTY'S SOLE ELECTION, BE SUBMITTED TO BINDING ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN

ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EITHER PARTY MAY OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF AT ANY TIME WITHOUT WAIVING ITS RIGHT TO ARBITRATION.

10.11 This Agreement and the Note shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without regard to its principals of conflicts of laws. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in Pasco County, Florida. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Pasco County, State of Florida; (b) waives any and all objections as to jurisdiction or venue in Pasco County, State of Florida; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10, above and shall be deemed effective and received as set forth in Section 10 above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

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10.12 THE DEBTOR AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.13 Secured Party acknowledges that certain items of Collateral, including but not limited to trade secrets, customer lists and certain other items if Intellectual Property and any Financial Statements provided pursuant to this Agreement hereof, constitute proprietary and confidential information of the Debtor (the "Confidential Information"). Accordingly, Secured Party agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Debtor at the time of disclosure, will not be disclosed by Secured Party to any other person or entity, in whole or in part, other than to Secured Party's advisors and agents who require access to the information to conduct any acts contemplated by this Agreement or advise Secured Party with relation to this Agreement, without the prior written consent of the Debtor, unless and until an Event of Default occurs whereupon Secured Party shall be released from the forgoing obligation.

10.14 This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Debtor and the Secured Party have duly executed and delivered this Agreement as of the day and year first above written.

DEBTOR:		SECURED PARTY:

DAIS ANALYTIC CORPORATION

By:	/s/ Peter DiChiara	By:	/s/ Patricia Tangredi
Printed Name:	Peter DiChiara	Printed Name:	Patricia Tangredi
Title:	Secretary

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DAIS ANALYTIC CORPORATION
SENIOR SECURED PROMISSORY NOTE

$150,000.00	June 24, 2016

FOR VALUE RECEIVED, the undersigned, DAIS ANALYTIC CORPORATION, a New York corporation (the "Debtor"), promises to pay to Patricia Tangredi, who currently resides at 10416 Pontofino Circle, Trinity Florida 34655 (the "Holder") the principal amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000.00) (the " Principal Amount") plus all interest due thereon in accordance with terms and conditions of the Security Agreement on the earlier of: (i) the date following the date of this Note upon which Debtor secures funds, regardless of source, equal to or exceeding, in the aggregate, One Million Dollars ("$1,000,000) or (ii) October 31, 2016 ("Maturity Date").

This secured promissory note ("Note") evidences a loan made by the Holder to the Debtor in connection with the execution and delivery by the parties of that certain Loan and Security Agreement of even date herewith, as amended from time to time (the "Security Agreement"), is given pursuant to the terms and conditions of the Security Agreement and is secured pursuant to the same Security Agreement. The Holder shall be entitled to all rights of the Secured Party as provided in the Agreement; however, Holder is not required to rely on the Agreement and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Debtor.

The unpaid principal amount of this Note shall bear interest at the rates and in accordance with the terms of the Security Agreement with such principal and all such interest due and payable on the Maturity Date. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Debtor to an account established by the Holder and notified to the Debtor and shall be recorded on the books and records of the Debtor and the Holder. If any payment on this Note becomes due and payable on a day other than a day on which banks in Odessa, Florida are open for the transaction of normal business (a "Business Day"), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal or interest thereon shall be payable at the then-applicable rate during such extension.

In addition to the foregoing, the Debtor further agrees to pay all expenses including, but not limited to, reasonable attorney's fees and legal expenses, incurred by the Holder in connection with (i) the making of the loan under this Note and perfection of the security interest, (ii) a breach or alleged breach of this Note or the Security Agreement, (iii) endeavoring to collect any amounts payable hereunder which are not paid when due and (iv) all Secured Obligations plus interest thereon which shall be computed in accordance with the terms and conditions of the Security Agreement.

1. Default. Upon the occurrence of any one or more Events of Default and during the continuance thereof, Holder, at its option, may declare the Note and all other Secured Obligations to be accelerated and immediately due and payable without presentment, demand, protest or further notice or act of any kind, all of which are expressly waived by the Debtor (except for the occurrence of an Event of Default described in Sections 8.4 or 8.5 of the Security Agreement whereupon the Note and all of the other Secured Obligations shall automatically be accelerated and made immediately due and payable without presentment, demand, protest or any notice or act of any kind, all of which are hereby expressly waived by the Debtor) and the Note shall thereafter bear interest at the Default Rate.

2. Definitions. Unless otherwise defined herein, each of the capitalized terms found herein shall have, for the purpose of this Note, the same meaning as provided in the Security Agreement (such meanings being equally applicable to both the singular and plural form of the terms defined).

 3. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence reasonably satisfactory to the Debtor of the loss, theft, destruction or mutilation of this Note and, in the case of such loss, theft or destruction, upon delivery to the Debtor of an indemnity undertaking reasonably satisfactory to the Debtor, or, in the case of any such mutilation, upon surrender of this Note to the Debtor, the Debtor will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note.

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4. Notices and Demands. All notices, demands and other communications provided for, contemplated by, permitted or made under this Note shall be in writing, and shall be deemed to have been validly served, given or delivered upon (i) the third calendar day after deposit in the United States mails postage prepaid, registered or certified mail, return receipt requested, or (ii) the second calendar day after deposit with a reputable overnight courier with receipt confirmation and shall be addressed to the party to be notified as follows:

(a.) IF TO HOLDER:

Patricia Tangredi

10416 Pontofino Circle

Trinity, Florida 34685

(b.) IF TO DEBTOR:

Dais Analytic Corporation

11552 Prosperous Drive

Odessa, Florida 33556 USA

5. Miscellaneous Provisions.

5.1 Modification to Note. Neither this Note nor any term of this Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the Holder and the Debtor.

5.2 Binding Effect. This Note shall be binding upon and inure to the benefit of the Debtor, the Holder of this Note and their respective heirs, successors and assigns.

5.3 Time of Essence. Time is of the essence as to all obligations hereunder.

5.4 Controlling Document. This Note is issued pursuant to the Security Agreement, which shall govern the rights and obligations of Debtor with respect to all obligations hereunder.

5.5 Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

5.6 Headings, Interpretation and Electronic Transmission. The various headings in this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof. This Agreement shall not be construed or interpreted in favor of or against any Party by virtue of the identity of its preparer. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a signed printed copy will be deemed to be execution and delivery of this Agreement as of the date of such delivery

 5.7 No Waiver. No omission or delay by Holder at any time to enforce any right or remedy reserved to it or to require performance of any of the terms, covenants or provisions hereof by Debtor at any time designated shall be a waiver of any such right or remedy to which Holder is entitled nor shall it in any way affect the right of Holder to enforce such provisions thereafter.

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5.8 Assignment. Debtor shall not assign its obligations under this Agreement or the Note without Holder's express written consent and any assignment attempted without such consent shall be void and of no effect. Holder may assign, transfer, or endorse ("Transferred") its rights hereunder without prior notice to Debtor and all of such rights shall inure to the benefit of Holder's successors and assigns. If any interest in this Note is Transferred in compliance with this Section this Note shall be cancelled and Debtor shall execute and deliver a new note (in substantially the form of this Note) to each person to whom an interest in this Note has been Transferred in an aggregate principal amount equal to such person's interest in this Note.

5.9 Agreement to Binding Arbitration. THE PARTIES AGREE THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE BREACH THEREOF MAY, AT HOLDER'S SOLE ELECTION, BE SUBMITTED TO ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EITHER PARTY MAY OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF AT ANY TIME WITHOUT WAIVING THIS RIGHT TO ARBITRATION.

5.10 Governing Law; Submission to Jurisdiction. This Note, the Security Agreement and all Loan Documents shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without regard to its principals of conflicts of laws. All judicial proceedings arising in or under or related to this Note(s) or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in Pasco County, Florida. By execution and delivery of this Note, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Pasco County, State of Florida; (b) waives any and all objections as to jurisdiction or venue in Pasco County, State of Florida; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Note, the Security Agreement or the other Loan Documents shall be effective if given in accordance with the requirements for notice set forth in Section 5, above and shall be deemed effective and received as set forth in Section 5 above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

5.11 Waiver of Jury Trial. THE DEBTOR AND HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITY AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

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IN WITNESS WHEREOF, the Debtor has caused this Note to be executed in its corporate name by its duly authorized officer this 24th day of June 2016.

DEBTOR:

DAIS ANALYTIC CORPORATION

By:	/s/ Peter DiChiara
Name:	Peter DiChiara
Title:	Secretary

I, Christopher R. Milazzo, HEREBY CERTIFY that, on the 24th day of June, 2016, before me, a Notary Public, duly authorized in the State of Florida, personally appeared State of New York, being duly sworn, did depose and say that he is the Chief Financial Officer of Dais Analytic Corporation, the corporation described herein, and executed the foregoing instrument.

Christopher R. Milazzo

Notary Public

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